Exhibit 99.1

FOR IMMEDIATE RELEASE

HOLLIS-EDEN PHARMACEUTICALS REPORTS ON PROGRESS IN DRUG

DEVELOPMENT PROGRAMS; ANNOUNCES SECOND QUARTER 2008

FINANCIAL RESULTS

SAN DIEGO, CA – August 7, 2008 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ:HEPH), the world leader in the development of a new class of small molecule compounds based on endogenous steroid hormones, today reported on the Company’s progress in its drug development programs in the areas of metabolic disorders, inflammatory conditions and cancer, and announced financial results for the second quarter of 2008.

Recent Progress in Drug Development Programs

During the second quarter of 2008, Hollis-Eden continued to advance its clinical development programs, with clinical trials now underway in four indications with its lead drug candidates – TRIOLEX™ (HE3286), in a Phase II clinical trial for type 2 diabetes and in Phase I/II clinical trials for ulcerative colitis and rheumatoid arthritis, and APOPTONE™ (HE3235), in a Phase I/II clinical trial for prostate cancer. Hollis-Eden believes TRIOLEX is a potential first-in-class insulin sensitizer and anti-inflammatory without immune suppression or bone loss, and that APOPTONE is a potential first-in-class apoptosis drug for cancer.

Metabolic Disorders: Type 2 Diabetes

In June 2008, Hollis-Eden reported positive interim data from its ongoing Phase I/II clinical trial with its investigational oral drug candidate TRIOLEX (HE3286) in obese insulin resistant subjects, supporting the potential benefit of an anti-inflammatory approach to improving insulin sensitivity in patients with type 2 diabetes. Leading academic researchers have linked inflammation and type 2 diabetes, and the role of inflammation in promoting insulin resistance and type 2 diabetes is well described in the scientific literature. The data, presented at a corporate symposium held in conjunction with the 68th Scientific Sessions of the American Diabetes Association, demonstrated that TRIOLEX is safe and well tolerated to date, and that it significantly improved insulin sensitivity and significantly lowered fasting blood glucose, insulin and triglyceride levels in obese insulin resistant subjects treated orally with the compound for 28 days when compared to placebo-treated subjects. These effects were accompanied by significant decreases in circulating and cellular inflammatory mediators.

The Company initiated a Phase II clinical trial with TRIOLEX in type 2 diabetes patients in mid-July. This Phase II, double-blinded placebo controlled 12-week dosing trial will enroll patients who are stable on metformin treatment only, the current first-line therapy for type 2 diabetes, with a hemoglobin A1c (HbA1c) level in excess of 7.5 percent. The primary endpoints for the trial will be safety and a reduction in HbA1c. Hollis-Eden plans to release preliminary data from this clinical trial in the fourth quarter of 2008, and plans to complete enrollment in the trial by the end of the year.

Hollis-Eden believes that the mechanism of action for TRIOLEX involves regulation of inflammation and reduced activation of NF-kappaB. NF-kappaB is a transcription factor that controls many of the genes involved in the inflammatory signaling pathway, including TNF-alpha, IL-1beta and IL-6. TRIOLEX also appears to act independently of the PPAR-gamma nuclear receptor and thereby may avoid the side effects associated with the current glitazone class of insulin sensitizing agents, such as Avandia® and Actos®, which work through the PPAR-gamma pathway. Side effects reported to date with the glitazone class of drugs include weight gain, edema and increased cardiovascular events.

Inflammatory Diseases: Ulcerative Colitis and Rheumatoid Arthritis

Hollis-Eden is currently enrolling patients in a Phase I/II clinical trial with TRIOLEX in ulcerative colitis (UC). This Phase I/II oral dose ranging study will evaluate the safety, tolerance, pharmacokinetics and activity of TRIOLEX when administered orally for 28 days in patients with active, mild-to-moderate UC.

Hollis-Eden also has initiated a Phase I/II clinical trial with TRIOLEX for the treatment of rheumatoid arthritis (RA). The 28-day oral dose ranging study, which opened for enrollment this week, will assess safety and pharmacokinetics in stable RA patients on methotrexate, a commonly used RA treatment. The Company believes that certain aspects of the pathology driving UC and RA are similar. Therefore, data obtained in this UC study could potentially help support the design of the Company’s clinical development program for RA, and could help accelerate the development of TRIOLEX for potential use in patients with acute inflammatory conditions.

Hollis-Eden previously reported that oral treatment with TRIOLEX provided benefit in several preclinical models of autoimmune diseases, including rheumatoid arthritis, multiple sclerosis and systemic lupus erythematosus and that benefit was associated with an expansion of regulatory T cells. Ongoing pre-clinical studies are aimed at new indications and at elucidating the role of regulatory T cells in TRIOLEX’s mechanism of action. Hollis-Eden plans to present data from its ongoing clinical and preclinical studies at the 6th International Congress on Autoimmunity, to be held at Porto, Portugal September 10th to the 14th, where the Company has been invited to present in an oral session.

Inflammatory Diseases: Cystic Fibrosis

Cystic Fibrosis Foundation Therapeutics (CFFT), the non-profit drug discovery and development arm of the Cystic Fibrosis Foundation, selected TRIOLEX in late 2007 as a drug candidate for lung inflammation associated with cystic fibrosis. Hollis-Eden is currently in discussions with CFFT about the design of a possible Phase II study with TRIOLEX in cystic fibrosis. If Hollis-Eden and CFFT agree on the economics, clinical plan and an initial protocol, the Company will submit a separate investigational new drug application (IND) for TRIOLEX with the U.S. Food and Drug Administration (FDA) to gain clearance to initiate a clinical trial in CF. The Company believes that successfully developing a compound for cystic fibrosis could lead to opportunities relative to other pulmonary indications, such as COPD and asthma, with TRIOLEX.

Oncology: Prostate Cancer

Hollis-Eden has commenced a Phase I/II clinical trial with its oral drug candidate APOPTONE™ (HE3235) in late-stage prostate cancer patients who have failed hormone therapy and at least one round of chemotherapy treatment.

The Phase I/II open-label dose ranging study, being conducted with the Prostate Cancer Clinical Trial Consortium (PCCTC), will evaluate the safety, tolerance, pharmacokinetics and potential activity of APOPTONE when administered twice daily in late-stage prostate cancer patients. Based on safety findings after the initial 28-day cycle, patients will be eligible for additional cycles of treatment. Potential activity of the compound will be measured by standard prostate-specific antigen (PSA) tests and effect on well-established markers of progression free survival (PFS). In addition, in conjunction with Memorial Sloan-Kettering Cancer Center, the clinical trial will evaluate circulating tumor cell (CTC) enumeration as a marker for effectiveness for tumor treatment. Previous studies have shown that metastatic prostate cancer patients with less than 5 CTCs per 7.5 ml of blood have statistically better survival than patients with greater than 5 CTCs.

APOPTONE has been tested in a number of preclinical cancer models and has been shown to date to be active in controlling the incidence, growth and development of new tumors in these models. Hollis-Eden believes that APOPTONE may be directly inducing apoptosis, or cell death, in tumor cells, as opposed to traditional hormone blockade therapies directed at simply interrupting either the synthesis or the signaling of the tumor cell growth through the androgen or estrogen receptor. While hormone blockade therapy can effectively control prostate cancer for a period of time, it will eventually fail and the cancer can continue to grow and spread. Analysis of gene expression from tumor cells in preclinical studies conducted to date indicate APOPTONE appears to act as an apoptotic agent, down-regulating genes that protect tumor cells from apoptosis, such as Bcl-2, while increasing the expression of pro-apoptotic genes such as caspases.

“At mid-year 2008, Hollis-Eden has made significant progress in advancing our clinical development programs in four indications with our lead compounds, TRIOLEX and APOPTONE, and we believe we are well-positioned to potentially further demonstrate in multiple clinical trials their safety and activity in major market indications,” stated Richard B. Hollis, Chairman and CEO of Hollis-Eden. “This progress represents a significant milestone in our quest to translate the therapeutic potential of our Hormonal Signaling Technology Platform into beneficial pharmaceuticals for the treatment of metabolic and autoimmune disorders, cancer, and other diseases associated with the process of aging. The opportunity to potentially deliver a new class of compounds that could restore fundamental biochemical signals lost to disease and aging is rare in our industry, and we are passionately focused today on converting our technology into commercial products.

“By year-end, our goal is to report preliminary clinical data from our Phase II trial in type 2 diabetes and from our Phase I/II trials in ulcerative colitis, rheumatoid arthritis and prostate cancer. Establishing clinical “proof of concept” with our compounds in one of these indications could present the opportunity to leverage our technology platform for multiple additional clinical applications with large market opportunities. Given their safety profile and the positive data generated in clinical and preclinical trials to date, we believe our proprietary class of compounds hold the potential of yielding “first-in-class” pharmaceuticals that could offer potential advantages over currently marketed therapies, and play a significant role in major disease markets in the United States and globally. So today we believe we are strategically positioned to potentially convert our technology into substantial shareholder value and to establish ourselves as a major factor in our industry.”

Second Quarter 2008 Financial Results

For the quarter ended June 30, 2008, the Company reported a net loss of $6.0 million (or $0.21 per share), compared to a net loss of $5.8 million (or $0.20 per share) in the second quarter of 2007. For the six months ended June 30, 2008, Hollis-Eden reported a net loss of $11.7 million (or $0.40 per share), compared to a net loss of $12.3 million (or $0.42 per share) in the first six months of 2007. Included in the net loss for the second quarter and first half of 2008 was $0.7 million and $1.2 million, respectively, of stock-based compensation expense related to the adoption of SFAS No. 123R, compared to $0.6 million and $1.6 million in the same periods last year.

Research and development expenses were $4.4 million and $8.8 million for the quarter and six-month periods ended June 30, 2008, respectively, compared to $4.6 million and $9.2 million for the same periods in 2007. Research and development expenses decreased in 2008 compared to 2007 mainly due to the discontinuation of the Company’s NEUMUNE™ (HE2100) research and development program and a decrease in stock option compensation expenses.

General and administrative expenses were $1.8 million and $3.6 million for the three-month and six-month periods ended June 30, 2008, respectively, compared to $1.9 million and $4.5 million for the same periods in 2007. General and administrative expenses decreased primarily as a result of reduced costs related to salaries, consulting, audit fees and stock option compensation expense.

Other income and expenses were $0.3 million and $0.7 million for the three-month and six-month periods ended June 30, 2008, respectively, compared to $0.7 million and $1.5 million for the same periods in 2007. The decrease in interest income was due to lower cash balances and interest rates.

As of June 30, 2008, the Company reported $34.1 million in cash and cash equivalents. Cash used in operations for the second quarter of 2008 totaled $4.8 million versus $6.3 million for the second quarter of 2007. Year to date in 2008, cash used in operations totaled $9.0 million, compared to $14.8 million in the first half of 2007.

More detailed information is available in the Company’s Form 10-Q filed today with the Securities and Exchange Commission (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000899394).

Conference Call: Hollis-Eden will conduct a conference call and live webcast on August 7, 2008 at 2:00 p.m. Eastern (11:00 a.m. Pacific) to discuss second quarter 2008 financial results. The conference call can be accessed by dialing 800-237-9752 (domestic) or 617-847-8706 (international) and requesting the Hollis-Eden conference call. A live webcast of the conference call will be available under “Event Calendar” on the Investors section of Hollis-Eden’s website at www.holliseden.com. The webcast will be archived at the Company’s website for 30 days, and a replay of the call will be available by phone for 24 hours beginning approximately one hour after the call is completed, and can be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), passcode 30718006.

About Hollis-Eden Pharmaceuticals, Inc.

Hollis-Eden Pharmaceuticals, Inc. is a world leader in the development of a proprietary class of adrenal steroid hormones as novel pharmaceuticals for human health. Through its Hormonal Signaling Technology Platform, Hollis-Eden is developing a new series of small molecule compounds that are metabolites or synthetic analogs of endogenous hormones derived by the adrenal glands from the body’s most abundant circulating adrenal steroid. These steroid hormones, designed to restore the biological activity of cellular signaling pathways disrupted by disease and aging, have been demonstrated in humans to possess several properties with potential therapeutic benefit — they regulate innate and adaptive immunity, reduce nonproductive inflammation and stimulate cell proliferation. The Company’s clinical drug development candidates include TRIOLEX™ (HE3286), a next-generation compound currently in clinical trials for the treatment of type 2 diabetes, ulcerative colitis and rheumatoid arthritis, and APOPTONE™ (HE3235), a next-generation compound in a clinical trial for late-stage prostate cancer. In addition to these clinical development candidates, Hollis-Eden has an active research program that is generating additional new clinical leads that are being further evaluated in preclinical models of a number of different diseases. For more information on Hollis-Eden, visit the Company’s website at www.holliseden.com.

This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, the potential and prospects of the Company’s drug discovery program and its drug candidates and the benefits to be derived therefrom including the potential advantages of TRIOLEX and APOPTONE compared to other treatment approaches, how these drug candidates are believed to work and their respective potential for use in the targeted indications. Any statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company’s business, clinical trials, and drug development and commercialization including, but not limited to: the outcome of final analysis of data from the Company’s phase I/II clinical trial of TRIOLEX once it is completed may vary from the Company’s initial analysis, and the FDA may not agree with the Company’s interpretation of such results; the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for TRIOLEX, APOPTONE or any other investigational drug candidate; the Company’s future capital needs; the Company’s ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; the market potential for the indications the Company is targeting, and the Company’s ability to compete; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.

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Contact:

Scott Rieger, Vice President, Corporate Communications

Hollis-Eden Pharmaceuticals, Inc.

(858) 587-9333